WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY INFORMATION EXTRACTED FROM
THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ALYN
CORPORATION FOR THE 6 MONTH PEROD ENDED JUNE 30, 1999, AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO FINANCIAL
STATEMENTS.
</LEGEND>
